UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2019

FitLife Brands, Inc.

(Exact name of Registrant as specified in its Charter)

Nevada	000-52369	20-3464383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5214 S. 136th Street Omaha, Nebraska 68137
(Address of principal executive offices)

402-991-5618
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 15, 2019, Michael Abrams resigned from his position as Chief Financial Officer and as a member of the Board of Directors of FitLife Brands, Inc. (the “Company”) pursuant to the terms set forth in the Transition Agreement entered into by and between the Company and Mr. Abrams on September 7, 2018, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2018. Mr. Abrams’ resignation was not due to any disagreements with respect to the Company’s operations, policies or practices.

Following Mr. Abram’s resignation, effective February 18, 2019, Susan Kinnaman, the Company’s Vice President of Finance, was appointed as the Company’s Chief Financial Officer. Ms. Kinnaman, age 51, was appointed as the Company’s Vice President of Finance in 2007. Prior to that, she worked as Controller for Fuchs Machinery, Inc. from 2001 to 2007, for Clarcor (Facet USA) from 2000 to 2001, and for Gaffey Crane from 1998 to 2000. She graduated from Doane University – Crete, Nebraska in 1989 with a Bachelor’s Degree in accounting. Ms. Kinnaman is a Certified Public Accountant.

In connection with her appointment as Chief Financial Officer, Ms. Kinnaman’s base salary was increased to $125,000 per annum.

Ms. Kinnaman and the Company have not engaged in any related party transaction. Ms. Kinnaman has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There are no other arrangements or understandings with Ms. Kinnaman with respect to her appointment as Chief Financial Officer.

Item 8.01 Other Events.

On February 19, 2019, the Company amended the director compensation plan, effective January 1, 2019, to reduce director compensation to $30,000 per annum, payable in cash or shares of Company common stock, or a combination thereof, at the option of each director. The reduction in director compensation is in addition to certain other actions taken by management intended to increase the Company’s operating margins, including certain other reductions in the Company’s general and administrative costs and expense.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FitLife Brands, Inc.

Date: February 20, 2019	By:	/s/ Dayton Judd
Dayton Judd
Chief Executive Officer